Exhibit 21.1

List of Subsidiaries of Alere Inc.

Name of Subsidiary	State or Jurisdiction of Incorporation	% of ownership
ABON Biopharm (Hangzhou) Co., Ltd.	China	100%
AdnaGen GmbH	Germany	100%
Alere AB (formerly Medinor AB)	Sweden	100%
Alere Analytics, Inc.	Delaware	100%
Alere Connect, LLC	Delaware	100%
Alere AS (formerly Medinor AS)	Norway	100%
Alere AS Holdings Limited	England and Wales	100%
Alere BBI Holdings Limited	United Kingdom	100%
Alere China Co., Ltd.	China	100%
Alere Connected Health Limited	United Kingdom	100%
Alere Connected Health Ltd.	Israel	100%
Alere Diagnostics Cayman Limited	Cayman Islands	100%
Alere DoA Holdings GmbH	Germany	100%
Alere E-Sante SAS	France	100%
Alere GmbH	Austria	100%
Alere GmbH	Germany	100%
Alere GmbH	Switzerland	100%
Alere Health B.V.	The Netherlands	100%
Alere Health Bvba	Belgium	100%
Alere Health Corp.	Taiwan	100%
Alere Health Sdn Bhd	Malaysia	100%
Alere Health Services B.V. (formerly Cardio Selfcare B.V.)	The Netherlands	51%
Alere Healthcare (Pty) Limited	South Africa	100%
Alere Healthcare Inc.	Korea	100%
Alere Healthcare Nigeria Limited	Nigeria	100%
Alere Healthcare, S.L.	Spain	100%
Alere HK Holdings Limited	Hong Kong	100%
Alere Holdco, Inc.	Delaware	100%
Alere Holding GmbH	Germany	100%
Alere Holdings Bermuda Limited	Bermuda	100%
Alere Holdings Pty Limited	Australia	100%
Alere Home Monitoring, Inc.	Delaware	100%
Alere Informatics, Inc. (formerly Medical Automation System, Inc)	Virginia	100%
Alere International Holding Corp.	Delaware	100%
Alere International Limited	Ireland	100%
Alere Lda	Portugal	100%
Alere Limited	New Zealand	100%
Alere Limited	United Kingdom	100%
Alere Medical Bvba	Belgium	100%
Alere Medical Co., Ltd.	Japan	100%
Alere Medical Private Limited	India	100%
Alere North America, LLC	Delaware	100%
Alere Oy AB (formerly Medinor Finland Oy AB)	Finland	100%
Alere Philippines, Inc.	Philippines	100%
Alere PTE. Ltd.	Singapore	100%
Alere SA (formerly Biolinker S.A.)	Argentina	100%
Alere S.A.	Brazil	100%
Alere SAS	France	100%
Alere S.r.l.	Italy	100%
Alere s.r.o	Czech Republic	100%
Alere San Diego, Inc.	Delaware	100%
Alere Scarborough, Inc.	Delaware	100%
Alere (Shanghai) Diagnostics Co., Ltd.	China	75%
Alere (Shanghai)Healthcare Management Co., Ltd.	China	100%
Alere (Shanghai) Medical Sales Co., Ltd.	China	100%
Alere (Shanghai) Technology Co., Ltd	China	100%
Alere Spain, S.L.	Spain	100%
Alere Switzerland GmbH	Switzerland	100%
Alere Technologies AS (formerly Axis-Shield PoC)	Norway	100%
Alere Technologies GmbH	Germany	100%
Alere Technologies Holdings Limited	Ireland	100%
Alere Technologies Limited	Scotland	100%
Alere Toxicology, Inc. (formerly Screen Tox, Inc.)	Florida	100%

Alere Toxicology Services, Inc.	Louisiana	100%
Alere Toxicology AB (formerly Concateno Scandinavia AB)	Sweden	100%
Alere Toxicology plc (formerly Concateno plc)	United Kingdom	100%
Alere Toxicology S.r.l. (formerly Concateno Italia Srl)	Italy	100%
Alere UK Holdings Limited	United Kingdom	100%
Alere UK Subco Limited (formerly BBI Diagnostics UK 6 Limited)	United Kingdom	100%
Alere ULC.	Canada	100%
Alere US Holdings, LLC	Delaware	100%
ALR Holdings	Korea	100%
Amedica Biotech, Inc.	California	100%
Ameditech Inc.	California	100%
AML Medical, LLC	Delaware	100%
Arriva Medical, LLC	Florida	100%
Arriva Medical Philippines, Inc.	Philippines	100%
ATS Bermuda Holdings Limited	Bermuda	100%
ATS Laboratories, Inc.	Delaware	100%
Avee Laboratories, Inc.	Florida	100%
Axis-Shield AD II AS	Norway	100%
Axis-Shield AD III AS	Norway	100%
Axis-Shield AD IV AS	Norway	100%
Axis-Shield AS	Norway	100%
Axis-Shield Diagnostics Limited	United Kingdom	100%
Axis-Shield Limited (formerly Axis-Shield plc)	Scotland (UK)	100%
BBI Animal Health Limited	United Kingdom	100%
BBI Detection Limited	United Kingdom	100%
BBI Detection, LLC	Wisconsin	100%
BBI Diagnostics Cayman 1 Limited	Cayman Islands	100%
BBI Diagnostics Cayman 2 Limited	Cayman Islands	100%
BBI Diagnostics Cayman 3 Limited	Cayman Islands	100%
BBI Diagnostics Group 2 plc	United Kingdom	100%
BBI Diagnostics Group Limited	United Kingdom	100%
BBI Enzymes (USA) Limited	United Kingdom	100%
BBI Enzymes SA (Pty) Limited	South Africa	100%
BBI Healthcare Limited	United Kingdom	100%
BBI Resources Limited	United Kingdom	100%
BBI Solutions OEM, Limited	United Kingdom	100%
Biosystems SA	Colombia	100%
Branan Medical Corporation	Nevada	100%
British Biocell International Healthcare Holding AB	Sweden	100%
Cambridge Medical Innovations Limited	United Kingdom	100%
Colibri Medical AB	Sweden	100%
Cozart Limited	United Kingdom	100%
Diagnostik Nord GmbH	Germany	100%
Epocal (US), Inc	Delaware	100%
eScreen, Inc.	Delaware	100%
eScreen Canada ULC	Alberta	100%
eScreen International Holdings, Inc.	Delaware	100%
First Check Diagnostics, LLC	Delaware	100%
Forensics Limited	England	100%
Framed BV	The Netherlands	100%
Gabmed GmbH	Germany	100%
Gesellschaft fur Patientenhilfe DGP GmbH	Germany	100%
Global Analytical Development, LLC	Florida	100%
Healthcare Connections Limited	United Kingdom	100%
Ig Innovations Limited	United Kingdom	100%
Instant Technologies, Inc.	Virginia	100%
Inverness Canadian Acquisition Corporation	Ontario	100%
Inverness Medical (Beijing) Co., Ltd.	China	100%
Inverness Medical Innovations (Hangzhou) Consulting Services Co., Ltd.	China	100%
Inverness Medical Innovations Australia Pty Limited	Australia	100%
Inverness Medical Innovations Hong Kong Limited	Hong Kong	100%
Inverness Medical Innovations SK, LLC	Delaware	100%
Inverness Medical Investments LLC	Delaware	100%
Inverness Medical Shimla Private Limited	India	100%
Inverness Medical, LLC	Delaware	100%
Ionian Technologies, LLC	Delaware	100%
Kullgren AB	Sweden	100%

Laboratory Specialists of America, Inc.	Oklahoma	100%
Mahsan Diagnostika GmbH	Germany	100%
Nurses on Call Limited	United Kingdom	100%
Orgenics France SA	France	100%
Orgenics International Holdings B.V.	The Netherlands	100%
Orgenics Ltd.	Israel	100%
Pantech Proprietary Limited	South Africa	74.9%
Pembrooke Occupational Health, Inc.	Virginia	100%
PT Alere Health	Indonesia	100%
Quality Assured Services, Inc.	Florida	100%
Quantum Diagnosticos Ltda	Brazil	100%
Redwood Toxicology Laboratory, Inc.	California	100%
Rich Horizons International Limited	British Virgin Islands	100%
Rolf Kullgren AB	Sweden	100%
RTL Holdings, Inc.	Delaware	100%
Scanax AS	Norway	100%
SPD Swiss Precision Diagnostics GmbH	Switzerland	50%
SPDH, Inc.	Delaware	100%
Standard Diagnostics, Inc.	Korea	99.787%
Standing Stone, LLC	Delaware	100%
TwistDX Limited	United Kingdom	100%
Unipath Limited	United Kingdom	100%
Ventario GmbH	Germany	100%
Vision Biotech Pty Ltd.	South Africa	100%